DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semi-Annual Period Ended June 30, 2009


SUB-ITEM 77Q.1:  Exhibits

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Limited-
Term Government Funds dated February 26,
2009, attached as Exhibit.